Exhibit 10.9

AMENDMENT TO SERVICE AGREEMENT REGARDING POST-TERMINATION SEVERANCE PERIOD

By letter agreement signed on 12 June 2012, Gap Inc. and Stephen Sunnucks (“Executive”) amended Paragraph 14 of the Service Agreement between Executive and GPS (Great Britain) Limited, entitled Post-Termination Severance Period (“Paragraph 14”). Paragraph 14 provides eligibility for post-termination benefits in the event of certain terminations that occur prior to 13 February 2015. By this Amendment, Paragraph 14 is hereby extended to apply to certain terminations, as described in Paragraph 14, prior to 13 February 2018. Except as provided in this Amendment, the terms of the Paragraph 14 shall remain in effect.

EXECUTIVE

/s/ Stephen Sunnucks____________        Date: May 27, 2014
Stephen Sunnucks

THE GAP, INC.

/s/ Glenn Murphy__________________        Date: June 4, 2014
By: Glenn Murphy
Chairman and CEO